UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2020

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission file number)	(I.R.S. Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Lockheed Martin Corporation 2020 Incentive Performance Award Plan
On April 23, 2020, the stockholders of Lockheed Martin Corporation ("Lockheed Martin" or the "Corporation") approved the Lockheed Martin Corporation 2020 Incentive Performance Award Plan (the "2020 IPAP") at the Corporation's Annual Meeting of Stockholders in accordance with the voting results set forth below under item 5.07.
The 2020 IPAP limits the number of shares that may be subject to awards payable in shares of Lockheed Martin common stock to 4,500,000, plus the number of shares remaining for future grants under the Lockheed Martin Corporation 2011 Incentive Performance Award Plan (the "2011 IPAP") as of the date of stockholder approval and the amount of any shares subject to awards outstanding under the 2011 IPAP that thereafter are unexercised, unconverted or undistributed as a result of termination, expiration or forfeiture of an award. The 2020 IPAP authorizes awards in the form of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units (including performance stock units and restricted stock units), other stock-based awards or cash-based awards. The 2020 IPAP will remain in existence as to all outstanding awards until all awards are either exercised or terminated; however, no award can be made after April 22, 2030. As of the date of stockholder approval of the 2020 IPAP, the Corporation will not issue any further incentive awards under the 2011 IPAP.
A summary of the 2020 IPAP is included as part of Proposal 4 in the Corporation's definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 11, 2020, and such summary is incorporated by reference herein. The summary of the 2020 IPAP contained herein and in the proxy statement are qualified in their entirety by reference to the text of the 2020 IPAP, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Lockheed Martin held its Annual Meeting of Stockholders on April 23, 2020. Of the 281,868,391 shares outstanding and entitled to vote (as of the February 24, 2020 record date), 255,505,203 shares were represented at the meeting, or a 90.65% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:
Proposal 1 - Election of Directors
Elected the following twelve individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2021 and until their successors have been duly elected and qualified:

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Daniel F. Akerson	213,895,467	3,326,383	2,083,556	36,199,797
David B. Burritt	212,635,452	4,598,050	2,071,904	36,199,797
Bruce A. Carlson	201,355,304	15,781,186	2,168,916	36,199,797
Joseph F. Dunford, Jr.	215,365,074	1,944,435	1,995,897	36,199,797
James O. Ellis, Jr.	211,074,370	6,238,933	1,992,103	36,199,797
Thomas J. Falk	213,794,606	3,396,279	2,114,521	36,199,797
Ilene S. Gordon	214,788,270	2,593,660	1,923,219	36,199,797
Marillyn A. Hewson	213,228,633	4,548,788	1,527,985	36,199,797
Vicki A. Hollub	214,834,645	2,566,799	1,903,962	36,199,797
Jeh C. Johnson	214,635,615	2,700,611	1,969,180	36,199,797
Debra L. Reed-Klages	214,838,840	2,502,266	1,964,300	36,199,797
James D. Taiclet, Jr.	215,104,295	2,273,378	1,927,733	36,199,797
Proposal 2 - Ratification of Appointment of Independent Auditors
Ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditors for the year ending December 31, 2020.

Votes For	Votes Against	Votes Abstain
247,287,549	6,968,588	1,249,066
Proposal 3 - Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)
Approved, on an advisory basis (non-binding), the compensation of the Corporation’s named executive officers as described in detail in the Compensation Discussion and Analysis and the accompanying tables in our 2020 proxy statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
203,868,979	12,524,499	2,911,928	36,199,797
Proposal 4 - Management Proposal to Approve the Lockheed Martin Corporation 2020 Incentive Performance Award Plan
Approved the Lockheed Martin Corporation 2020 Incentive Performance Award Plan (2020 IPAP).

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
209,634,352	7,595,947	2,075,107	36,199,797
Proposal 5 - Stockholder Proposal to Adopt Stockholder Action by Written Consent
Rejected a stockholder proposal requesting that the Board of Directors adopt stockholder action by written consent.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
102,535,158	112,519,810	4,250,438	36,199,797

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Lockheed Martin Corporation 2020 Incentive Performance Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: April 23, 2020	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel